As filed with the Securities and Exchange Commission on February 21, 2012
 Registration No. 333-149723

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Auburn Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Federal	6035	26-2139168
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

256 Court Street, P.O. Box 3157
Auburn, Maine 04212
(207) 782-6871
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. Allen T. Sterling
President and Chief Executive Officer
256 Court Street, P.O. Box 3157
Auburn, Maine 04212
(207) 782-0400
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:
Robert B. Pomerenk, Esq.
Kent M. Krudys, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000

Sale to the Public Concluded on August 15, 2008

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed to deregister 124,646 shares of the $0.01 par value common stock (the “Common Stock”) of Auburn Bancorp, Inc. (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus dated May 13, 2008 (the “Prospectus”).  The remaining 226,478 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn, State of Maine on February 21, 2012.

AUBURN BANCORP, INC.
By:	/s/ Allen T. Sterling /s/ Allen T. Sterling
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Allen T. Sterling	President and	February 21, 2012
Allen T. Sterling	Chief Executive Officer
(Principal Executive Officer)

/s/ Rachel A. Haines	Senior Vice President	February 21, 2012
Rachel A. Haines	and Treasurer (Principal Financial
and Accounting Officer)

/s/ Claire D. Thompson	Director	February 21, 2012
Claire D. Thompson

/s/ Philip R. St. Pierre	Director	February 21, 2012
Philip R. St. Pierre

/s/ Bonnie G. Adams	Director	February 21, 2012
Bonnie G. Adams

/s/ Thomas J. Dean	Director	February 21, 2012
Thomas J. Dean

/s/ Peter E. Chalke	Director	February 21, 2012
Peter E. Chalke

/s/ M. Kelly Matzen	Director	February 21, 2012
M. Kelly Matzen

/s/ Sharon A. Millet	Director	February 21, 2012
Sharon A. Millet